CLYDE BAILEY, P.C.
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www.clydecpa.com                                     Certified Public Accountant
mail to: clyde@clydecpa.com                             10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210)-699-1287 (ofc)
                                           (888)-699-1287 o (210)-691-2911 (fax)
                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's


                                         June 20, 2005


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, D.C. 20549

         Re: MT Ultimate Healthcare Corp. Form 8-K re: Change of Auditors

Dear Ladies and Gentlemen:

         We have reviewed the Form 8-K proposed for filing by MT Ultimate Healthcare Corp., and are in complete agreement with its contents. We wish MT Ultimate Healthcare Corp. much success in its future endeavors.


                                            Very truly yours,


                                            /s/ Clyde Bailey, P.C.
                                            ----------------------
                                            Clyde Bailey, P.C.